U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 15, 2018

CAPITAL FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1821 Burdick Expressway W
Minot, North Dakota 58701
(Address of principal executive offices/Zip Code)

(701) 837-9600
(Registrant’s telephone number, including area code)

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.
Departure of Director or Certain Officers; Election of Directors; Appointment of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2018, the Board of Directors appointed Charlene Fowler as Chief Financial Officer and Secretary effective November 15, 2018 to replace Nicole Bertsch who was acting as Interim Chief Financial Officer and Interim Secretary. The replacement of Ms. Bertsch with Ms. Fowler is not related to any known disagreement with the Company on any matters relating to its operations, policies or practices.

Ms. Fowler has been employed as the Corporate Accountant for the Company since March 2018 and was previously the Corporate Accountant and HR Analyst for the Company from 2010 through 2012. From 2013 to 2018, Ms. Fowler was employed with unaffiliated entities as an Accounting Assistant and Compliance Program Analyst. Ms. Fowler attended Minot State University, Minot, North Dakota, and Rasmussen College, Bismarck, North Dakota.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPITAL FINANCIAL HOLDINGS, INC.
(Registrant)

Dated: November 15, 2018	By:	/s/ Gordon Dihle
Gordon Dihle,
Chief Executive Officer and President

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